Exhibit 99.1

Certain Information Excerpted from the Company’s Preliminary Offering Memorandum and Disclosed Pursuant to Regulation FD

Disclosure Regarding Forward-Looking Statements

In various places herein, we make “forward-looking statements” within the meaning of federal and state securities laws. Forward-looking statements are statements other than those of historical fact. Disclosures that use words such as “believes,” “expects,” “anticipates,” “estimates,” “will,” “may” or “should” and similar words and expressions are generally intended to identify forward-looking statements. These forward-looking statements reflect our then-current expectations and are based upon data available to us at the time the statements are made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. The most material, known risks are detailed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly and annual reports filed with the Securities and Exchange Commission. All forward-looking statements herein, or are qualified by these cautionary statements and are made only as of the date of this Current Report on Form 8-K, and we undertake no obligation to update any information contained herein, or to publicly release any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of, after the date of Current Report on Form 8-K. Any such forward-looking statements should be considered in context with the various disclosures made by us about our business. These forward-looking statements fall under the safe harbors of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The following risks, among others, could cause actual results to differ materially from those described in any forward-looking statements:

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we have substantial debt and, after issuance of the notes discussed in this Current Report on Form 8-K (the “Notes”), and the anticipated use of proceeds, we will have the ability to incur significant additional debt, including senior secured debt that would effectively rank senior in priority to the notes, any of which could restrict our future operating and strategic flexibility and expose us to the risks of financial leverage;

•	the agreements governing our various debt and other obligations restrict, and are expected to continue to restrict, our business and limit our ability to take certain actions;

•	our ability to meet our debt service obligations on the Notes and our other debt will depend on our future performance, which is, and will be, subject to many factors that are beyond our control;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly;

•	the novel coronavirus disease and its related diseases (“COVID-19”), and the resulting global pandemic, has had and is expected to continue to have an adverse impact on our business;

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we are dependent on advertising revenues, which are seasonal and cyclical, and may also fluctuate as a result of a number of other factors, including any continuation of uncertain financial and economic conditions;

•	we are highly dependent upon a limited number of advertising categories;

•	we intend to seek to grow through strategic acquisitions, and acquisitions involve risks and uncertainties;

•	we may fail to realize any benefits and incur unanticipated losses related to any acquisition;

•	we purchase television programming in advance of earning any related revenue, and may not earn sufficient revenue to offset the costs thereof;

•	we are highly dependent on network affiliations and may lose a significant amount of television programming if a network terminates or significantly changes its affiliation with us;

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we are dependent on our retransmission consent agreements with multichannel video programming distributors and any potential changes to the retransmission consent regime could materially adversely affect our business;

•	we are subject to risks of competition from local television stations as well as from cable systems, the Internet and other video providers;

•	we may incur significant capital and operating costs, including costs related to our obligations under our defined benefit pension plans;

•	we may be unable to maintain or increase our internet advertising revenue, which could have a material adverse effect on our business and operating results;

•	we may incur impairment charges related to our assets;

•	recently enacted changes to the U.S. tax laws may have a material impact on our business or financial condition;

•	cybersecurity risks could affect our operating effectiveness;

•	certain stockholders or groups of stockholders have the ability to exert significant influence over us;

•	we are a holding company with no material independent assets or operations and we depend on our subsidiaries for cash; and

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we are subject to risks and limitations due to government regulation of the broadcasting industry, including Federal Communications Commission (“FCC” or the “Commission”) control over the renewal and transfer of broadcasting licenses, which could materially adversely affect our operations and growth strategy.

Certain Terms Used Herein

When used herein, the term “Gray”, the “Company” “we”, “us” and “our” means Gray Television, Inc., a Delaware corporation.

Certain Preliminary Financial Estimates for the Quarter Ended September 30, 2020

Gray’s third quarter ended on September 30, 2020, and the financial results for the period have not been completed. We have prepared, and are presenting, the range of estimated financial results set forth below in good faith based upon our internal estimates for the quarter ended September 30, 2020. The estimates represent the most current information available to us. Such estimates have not been subject to our normal financial closing and financial statement preparation processes. As a result, our actual results could be different and those differences could be material. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein.

•	We expect our revenue (less agency commissions) to be between $590 million and $600 million for the quarter ended September 30, 2020 compared to $517 million for the quarter ended September 30, 2019;

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We expect our local and national advertising revenue excluding political revenue (less agency commission) to be between $235 million and $240 million, political advertising revenue to be between $120 million and $125 million, production Company revenue to be between $12 million and $13 million, retransmission revenue to be between $212 million and $215 million and retransmission expenses to be between $124 million and $126 million for the quarter ended September 30, 2020, compared to $274 million, $22 million, $16 million, $196 million and $105 million, respectively, for the quarter ended September 30, 2019; and

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We expect our broadcast operating expenses to be between $330 million and $335 million, production company operating expenses to be between $8 million and $9 million and corporate and administrative expenses to be between $15 million and $17 million, for the quarter ended September 30, 2020, compared to $316 million, $13 million and $14 million, respectively, for the quarter ended September 30, 2019.

The estimated results of operations for the quarter ended September 30, 2020 included in Current Report on Form 8-K have been prepared by, and are the responsibility of, Gray’s management. RSM US LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial information. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

In light of the uncertainty around COVID-19, Gray cannot provide guidance for the calendar year 2020. Notwithstanding the foregoing, however, based on current contracts for political advertisements, we currently anticipate that in calendar year 2020, our political advertising revenue will be between $275 million to $300 million and continue to anticipate that the Company will remain free cash flow positive in each quarter of 2020.

There can be no assurance that our current contracts will actually produce the anticipated political advertising revenues. See “Risk Factors – The success of our business is dependent upon advertising revenues, which are seasonal and cyclical, and also fluctuate as a result of a number of factors, some of which are beyond our control.”

In addition, as of October 6, 2020, the Company had cash of approximately $485 million.